Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2013 RESULTS AND DECLARES QUARTERLY DIVIDENDS; COMPLETES $232.2 MILLION OF INVESTMENTS AND COMMITS TO ADDITIONAL $66.3 MILLION; SIGNIFICANTLY REDUCES EXPOSURE TO GENESIS; REPORTS INCREASED AFFO OF 10% OVER THIRD QUARTER 2012; UPDATES 2013 GUIDANCE

IRVINE, CA, October 23, 2013 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (NASDAQ:SBRA) today announced results of operations for the third quarter of 2013 and the impact of recently completed investments and updated its 2013 guidance.

RECENT HIGHLIGHTS

•
For the third quarter of 2013, FFO, Normalized FFO, AFFO and net income attributable to common stockholders per diluted common share were $0.46, $0.47, $0.43 and $0.24, respectively, compared to $0.34, $0.35, $0.39 and $0.14, respectively, for the third quarter of 2012.

•
During the third quarter, we entered into an agreement to provide up to $66.8 million of construction financing to FPMC Fort Worth Realty Partners, LP for the construction of a 54-bed acute care hospital located in Fort Worth, Texas (“Forest Park - Fort Worth Construction Mortgage Loan”). As of September 30, 2013, we funded $0.5 million for the Forest Park - Fort Worth Construction Mortgage Loan.

•
During the third quarter, we entered into a $0.4 million pre-development loan under the First Phoenix pipeline agreement and funded an additional $1.5 million for the Bee Cave preferred equity investments.

•	On October 22, 2013, we purchased Forest Park Medical Center - Frisco (“Forest Park - Frisco”), a 54-bed acute care hospital located in Frisco, Texas for $119.8 million.

•
On October 22, 2013, we entered into a $110.0 million mortgage loan secured by Forest Park Medical Center - Dallas, an 84-bed acute care hospital located in Dallas, Texas (the “Forest Park - Dallas Mortgage Loan”).

•
On October 23, 2013, our board of directors declared a quarterly cash dividend of $0.34 per share of common stock. The dividend will be paid on November 29, 2013 to common stockholders of record as of the close of business on November 15, 2013.

•
Also on October 23, 2013, our board of directors declared a quarterly cash dividend of $0.4453125 per share of Series A Preferred Stock. The dividend will be paid on November 29, 2013 to preferred stockholders of record as of the close of business on November 15, 2013.

Commenting on the third quarter results and recent acquisitions, Rick Matros, CEO and Chairman, said, “Following quarter end, we completed our biggest investments to date as delineated in yesterday’s announcement.  Our investment in three Forest Park Medical Center hospitals goes a long way to diversifying Sabra’s tenant base and concentration in skilled nursing. We also believe that these hospitals are well-positioned in the context of health care reform. In our press release announcing the Forest Park Medical Center investments, we provided certain summary pro forma information regarding the impact of these investments on our portfolio composition.  That information was based on our June 30, 2013 results.  Now that we have issued third quarter earnings, we are providing in this earnings release and in our Supplemental Information updated and more detailed pro forma information based on our September 30, 2013 results.  We also expect to discuss these investments further on our earnings call.

Operationally, our tenants had a good quarter despite heading into seasonally light months for our skilled nursing/post-acute portfolio. Genesis’ quarter over quarter fixed charge coverage improved from 1.19x to 1.29x. Quarter over quarter, our skilled nursing/post-acute coverage remained relatively consistent from 1.28x to 1.27x while senior housing improved from 1.11x to 1.18x and our acute care hospital coverage improved from 1.50x to 2.71x. Occupancy for our skilled nursing/post-acute portfolio was 88.0% and skilled mix was 36.4%, again, seasonally light as expected. Senior housing occupancy improved to 87.9% quarter over quarter. Generally, despite seasonality, coverage was strong as management continued to demonstrate strong operational execution.

1

Deal activity picked up in the third quarter after what has been a slow year. Our pipeline currently stands at approximately $400.0 million with most of the prospects in senior housing. We continue to be shown development projects that we choose to pursue on a highly selective basis with qualified operators and developers. We expect that we will continue to see a healthy volume of stabilized assets and portfolios coming to market as sellers look to monetize their investments while interest rates remain at a low ebb.”
Performance for the Third Quarter of 2013
During the third quarter of 2013:

•	We recognized revenues of $32.9 million compared to $26.0 million during the third quarter of 2012.

•
We recognized Normalized FFO of $17.9 million ($0.47 per diluted common share), FFO of $17.5 million ($0.46 per diluted common share) and AFFO of $16.3 million ($0.43 per diluted common share) compared to Normalized FFO of $13.2 million ($0.35 per diluted common share), FFO of $12.7 million ($0.34 per diluted common share) and AFFO of $14.9 million ($0.39 per diluted common share) for the same period in 2012.

•
Net income attributable to common stockholders was $9.2 million ($0.24 per diluted common share), compared to net income attributable to common stockholders of $5.2 million ($0.14 per diluted common share) for the same period in 2012.

•	We generated $26.2 million of cash from operating activities compared to $23.8 million during the same period of 2012.

•	EBITDARM Coverage and EBITDAR Coverage for our consolidated portfolio were 1.75x and 1.33x, respectively.
Forest Park Medical Center Investments
Through October 23, 2013, we completed or committed to make $296.6 million in investments in three acute care hospital projects, as further described below:
Forest Park Medical Center - Fort Worth Construction Mortgage Loan
On September 30, 2013, we entered into an agreement to provide up to $66.8 million of construction financing to FPMC Fort Worth Realty Partners, LP (“Forest Park - Fort Worth”) for the construction of a 54-bed acute care hospital with 12 operating rooms, a medical office building and associated parking structure located in Fort Worth, Texas (the “Forest Park - Fort Worth Construction Mortgage Loan”), of which $0.5 million was funded at closing. Construction of the facility is expected to be completed by mid-2014. The Forest Park - Fort Worth Construction Mortgage Loan has a three-year term and bears interest at a fixed rate of 7.25% per annum, with an option to extend the term for a fourth year with a fixed rate increasing to 8% per annum. In addition, we have an option to purchase the acute care hospital and associated parking structure starting 12 months after the facility receives a certificate of occupancy through and until the maturity date of the loan, subject to certain limited rights of the borrower. The purchase price under the purchase option agreement will be calculated by dividing the contractual rent due under the existing lease for the facility over the twelve months following closing by the greater of (i) 8.75% and (ii) the sum of (x) the then current 10-year Treasury rate and (y) 525 basis points. If we were to exercise the purchase option on the facility, we would expect to assume the existing long-term triple net lease on the facility. The annualized GAAP interest income will be $4.8 million when the loan is fully funded.
Forest Park Medical Center - Frisco Acquisition

On October 22, 2013, we purchased Forest Park Medical Center - Frisco, a 54-bed acute care hospital located in Frisco, Texas for $119.8 million. This acute care hospital contains 30 inpatient rooms, 14 family suites, 10 ICU beds and 12 operating rooms. Approximately $10.5 million of the purchase price is being held in escrow for up to 20 months, the release of which is contingent on the tenant achieving certain performance hurdles. The seller will be paid a fee of $0.5 million per annum during the escrow period. Concurrently with the purchase, we assumed the existing long-term triple net lease with Forest Park Medical Center at Frisco, LLC, resulting in annual lease revenues determined in accordance with GAAP of $13.3 million and an initial yield on cash rent of 8.75%.

2

Forest Park Medical Center - Dallas Mortgage Loan

Also on October 22, 2013, we entered into a $110.0 million mortgage loan secured by Forest Park Medical Center - Dallas, an 84-bed acute care hospital located in Dallas, Texas (the “Forest Park - Dallas Mortgage Loan”). This acute care hospital contains 22 operating rooms and 84 patient rooms. The Forest Park - Dallas Mortgage Loan has a three-year term, bears interest at a fixed rate of 8.0% per annum and cannot be prepaid until the final six months of the loan term. In addition, we have an option to purchase the facility securing the Forest Park - Dallas Mortgage Loan for up to $168.0 million. The borrowers under the Forest Park - Dallas Mortgage Loan have the right, if Forest Park Medical Center - Dallas is able to achieve certain EBITDAR coverage levels, to require us to purchase the facility for up to $168.0 million.
The Forest Park Medical Center - Frisco acquisition and the Forest Park - Dallas Mortgage Loan origination were funded with available cash and proceeds from our revolving credit facility. The Forest Park - Fort Worth Construction Mortgage Loan will be secured by the facility when built and is partially guaranteed by two founding members of the Forest Park Medical Center system. The obligations under the lease with Forest Park Medical Center - Frisco, LLC are guaranteed by the physician-owners of the tenant. The Forest Park - Dallas Mortgage Loan is secured by Forest Park Medical Center - Dallas. None of the loans or leases are cross-collateralized or cross-defaulted to each other and we have made independent credit assessments for each investment.

Pro Forma Information
As a result of the above transactions and excluding the Forest Park - Fort Worth Construction Mortgage Loan unfunded commitment, our annual revenue concentration with Genesis is reduced from 60.6% at September 30, 2013 to 52.0% on a pro-forma basis. In addition, our annual revenue concentration from our skilled nursing/post acute portfolio is reduced from 82.0% at September 30, 2013 to 70.4% on a pro-forma basis.

The following pro forma information assumes the investment activity during the quarter ending September 30, 2013, the entry into our new revolving credit facility, the acquisition of Forest Park Medical Center - Frisco and the origination of the Forest Park Medical Center - Dallas Mortgage Loan, were completed as of July 1, 2013. The following pro forma information does not include the impact of any future capital raising activity.

	Three Months Ended September 30, 2013	Pro-Forma Three Months Ended September 30, 2013

Revenues:
Rental income	$31,699	$35,033
Interest and other income	1,227	3,494

Total revenues	32,926	38,527

Expenses:
Depreciation and amortization	8,258	9,245
Interest	9,739	10,735
General and administrative	3,057	3,481

Total expenses	21,054	23,461

Other income (expense):
Loss on extinguishment of debt	(351)	—
Other income (expense)	300	300

Total other income (expense)	(51)	300

Net income	11,821	15,366

Preferred stock dividends	(2,579)	(2,579)

Net income attributable to common stockholders	$9,242	$12,706

Funds from Operations (FFO)	$17,500	$21,951
Additional interest on 2018 Notes	—	—

Normalized FFO	$17,851	$21,951

Adjusted Funds from Operations (AFFO)	$16,261	$20,144

Cash portion of loss on extinguishment of debt	—	—
Additional interest on 2018 Notes	—	—
Normalized AFFO	$16,261	$20,225
Net income per diluted common share	$0.24	$0.34

FFO per diluted common share	$0.46	$0.58

Normalized FFO per diluted common share	$0.47	$0.58

AFFO per diluted common share	$0.43	$0.53

3

2013 GUIDANCE UPDATE
For fiscal 2013 the Company expects FFO to range between $1.55 and $1.58 per diluted common share and Normalized FFO to range between $1.84 and $1.87 per diluted common share. The Company expects AFFO for fiscal 2013 to range between $1.49 and $1.52 per diluted common share and Normalized AFFO to range between $1.75 and $1.78 per diluted common share. The Company expects net income attributable to common stockholders for fiscal 2013 to range between $0.67 and $0.70 per diluted common share.
The Company's guidance excludes the impact of investments that may be made during the remainder of 2013. Except as otherwise noted above, the foregoing projections reflect management's view of current and future market conditions. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.
The table below sets forth Sabra's updated 2013 full year guidance compared to its previously issued guidance:

	Updated Guidance		Previously Issued Guidance
	Low	High	Low	High
Net income attributable to common stockholders	$0.67	$0.70	$0.65	$0.69

Add:
Depreciation and amortization	0.88	0.88	0.88	0.88

FFO	1.55	1.58	1.53	1.57
Normalizing items	0.29	0.29	0.26	0.26
Normalized FFO	$1.84	$1.87	$1.79	$1.83

FFO	$1.55	$1.58	$1.53	$1.57
Acquisition pursuit costs	0.04	0.04	0.02	0.02
Stock-based compensation expense	0.18	0.18	0.18	0.18
Straight-line rental income adjustments	(0.38)	(0.38)	(0.37)	(0.37)
Amortization of deferred financing costs	0.08	0.08	0.07	0.07
Amortization of debt premium	(0.02)	(0.02)	(0.01)	(0.01)
Change in fair value of contingent consideration	0.02	0.02	(0.01)	(0.01)
Non-cash portion of loss on extinguishment of debt	0.02	0.02	0.01	0.01

AFFO	1.49	1.52	1.42	1.46
Normalizing items	0.26	0.26	0.24	0.24
Normalized AFFO	$1.75	$1.78	$1.66	$1.70

4

LIQUIDITY
As of September 30, 2013, we had approximately $383.1 million in liquidity, consisting of unrestricted cash and cash equivalents of $96.6 million and available borrowings of $286.5 million under our revolving credit facility. As a result of the Forest Park Investments we have approximately $158.5 million in liquidity as of September 30, 2013, on a pro-forma basis, consisting of unrestricted cash and cash equivalents of $3.0 million and available borrowings of $155.5 million under our revolving credit facility. As of October 23, 2013, we also had $100.0 million in available capacity under our ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call to discuss the 2013 third quarter results will be held on Thursday, October 24, 2013 at 10:00am Pacific Time. The dial in number for the conference call is (888) 401-4669 and the participant code is “Sabra.” A replay of the call will also be available immediately following the call and for 30 days by dialing (888) 203-1112, and using pass code 2072138. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investor Relations” section.
ABOUT SABRA
As of October 23, 2013, and after giving effect to the Forest Park Investments, Sabra’s portfolio included 121 real estate properties held for investment and leased to operators/tenants under triple-net lease agreements (consisting of (i) 96 skilled nursing/post-acute facilities, (ii) 23 senior housing facilities, and (iii) two acute care hospitals), seven debt investments (consisting of (i) three mortgage loans, (ii) one mezzanine loan, (iii) two pre-development loans, and (iv) one construction mortgage loan) and two preferred equity investments. As of October 23, 2013, and after giving effect to the Forest Park Investments, Sabra’s real estate properties were located in 27 states and included 12,468 licensed beds.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Forward-looking statements in this release include all statements regarding our expectations concerning our acquisition pipeline, future development programs, our outlook for the full year 2013 and the Forest Park - Fort Worth Construction Mortgage Loan, the Forest Park - Frisco acquisition, and the Forest Park - Dallas Mortgage Loan, including the future performance of these investments and the impact of these investments on our portfolio composition.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: our dependence on Genesis HealthCare LLC ("Genesis"), the parent company of Sun Healthcare Group, Inc., until we are able to further diversify our portfolio; our dependence on the operating success of our tenants; changes in general economic conditions and volatility in financial and credit markets; the dependence of our tenants on reimbursement from governmental and other third-party payors; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to make acquisitions, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; our ability to raise capital through equity financings; the relatively illiquid nature of real estate investments; competitive conditions in our industry; the loss of key management personnel or other employees; the impact of litigation and rising insurance costs on the business of our tenants; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; our ability to maintain our status as a REIT; compliance with REIT requirements and certain tax matters related to our status as a REIT; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission (the “SEC”), especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. In addition, the Term Sheet is non-binding and is subject to the parties' negotiation of final terms. We assume no, and hereby disclaim any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.
TENANT INFORMATION
This release includes information regarding each of our tenants that lease properties from us. The information related to our tenants that is provided in this release has been provided by the tenants. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.

5

NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: EBITDA, Adjusted EBITDA, funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted share, Normalized FFO per diluted share, AFFO per diluted share and Normalized AFFO per diluted share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Definitions of Non-GAAP Financial Measures” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included under “Reconciliations of EBITDA, Adjusted EBITDA, Funds from Operations (FFO), Normalized FFO, Adjusted Funds from Operations (AFFO) and Normalized AFFO” in this release.
CONTACT
Investor & Media Inquiries: (949) 679-0410

6

 SABRA HEALTH CARE REIT, INC.
FINANCIAL HIGHLIGHTS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$32,926	$26,038	$97,223	$74,882
EBITDA	$29,818	$21,807	$75,326	$62,591
Adjusted EBITDA	$29,869	$22,260	$86,027	$63,294
Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554
FFO	$17,500	$12,722	$40,036	$37,910
Normalized FFO	$17,851	$13,175	$50,907	$38,613
AFFO	$16,261	$14,868	$38,464	$44,528
Normalized AFFO	$16,261	$14,868	$48,476	$44,528
Per common share data:
Diluted EPS	$0.24	$0.14	$0.41	$0.42
Diluted FFO	$0.46	$0.34	$1.06	$1.02
Diluted Normalized FFO	$0.47	$0.35	$1.35	$1.04
Diluted AFFO	$0.43	$0.39	$1.01	$1.18
Diluted Normalized AFFO	$0.43	$0.39	$1.27	$1.18
Weighted-average number of common shares outstanding, diluted:
EPS, FFO and Normalized FFO	37,828,573	37,465,114	37,777,458	37,276,013
AFFO and Normalized AFFO	38,065,299	37,748,716	38,067,386	37,660,657
Net cash flow from operations	$26,225	$23,815	$49,211	$47,902

	September 30, 2013	December 31, 2012
Real Estate Portfolio
Total Equity Investments (#)	120	119
Total Equity Investments, gross ($)	$962,809	$956,360
Total Licensed Beds/Units	12,414	12,382
Weighted Average Remaining Lease Term (in months)	125	132
Total Debt Investments (#)	6	2
Total Debt Investments, gross ($) (1)	$39,066	$12,022
Total Preferred Equity Investments (#)	2	—
Total Preferred Equity Investments, gross ($)	$7,090	$—

	Three Months Ended September 30, 2013	Twelve Months Ended September 30, 2013
EBITDARM Coverage (2)	1.75x	1.75x
EBITDAR Coverage (2)	1.33x	1.32x

	September 30, 2013	December 31, 2012
Debt
Book Value
Fixed Rate Debt	$499,785	$425,039
Variable Rate Debt	56,994	150,449
Total Debt	$556,779	$575,488
Weighted Average Effective Rate
Fixed Rate Debt	6.16%	7.01%
Variable Rate Debt	5.00%	4.21%
Total Debt	6.04%	6.28%

% of Total
Fixed Rate Debt	89.8%	73.9%
Variable Rate Debt	10.2%	26.1%
Total Debt	100.0%	100.0%

Availability Under Credit Facility:	$286,477	$109,130
Available Liquidity (Unrestricted Cash and Availability Under Credit Facility)	$383,118	$126,231

(1) Total Debt Investments, gross consists of principal of $38.6 million plus capitalized origination fees of $0.5 million.
(2) EBITDARM and EBITDAR and related coverages for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities and exclude the impact of strategic disposition candidates and non-stabilized properties. All facility financial performance data are presented one quarter in arrears.

7

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$31,699	$25,420	$94,692	$73,903
Interest and other income	1,227	618	2,531	979

Total revenues	32,926	26,038	97,223	74,882

Expenses:
Depreciation and amortization	8,258	7,496	24,726	22,356
Interest	9,739	9,085	29,884	24,681
General and administrative	3,057	3,778	11,196	11,588

Total expenses	21,054	20,359	65,806	58,625

Other income (expense):
Loss on extinguishment of debt	(351)	(453)	(10,101)	(703)
Other income (expense)	300	—	(600)	—

Total other income (expense)	(51)	(453)	(10,701)	(703)

Net income	11,821	5,226	20,716	15,554

Preferred stock dividends	(2,579)	—	(5,406)	—

Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554

Net income attributable to common stockholders, per:

Basic common share	$0.25	$0.14	$0.41	$0.42

Diluted common share	$0.24	$0.14	$0.41	$0.42

Weighted-average number of common shares outstanding, basic	37,358,334	37,178,162	37,334,120	37,121,384

Weighted-average number of common shares outstanding, diluted	37,828,573	37,465,114	37,777,458	37,276,013

8

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2013	December 31, 2012

Assets
Real estate investments, net of accumulated depreciation of $153,792 and $129,479 as of September 30, 2013 and December 31, 2012, respectively	$809,271	$827,135
Loans receivable and other investments, net	46,123	12,017
Cash and cash equivalents	96,641	17,101
Restricted cash	6,809	4,589
Deferred tax assets	24,212	24,212
Assets held for sale, net	—	2,215
Prepaid expenses, deferred financing costs and other assets	44,194	29,613
Total assets	$1,027,250	$916,882
Liabilities and stockholders’ equity
Mortgage notes	$142,241	$152,322
Secured revolving credit facility	—	92,500
Senior unsecured notes	414,538	330,666
Accounts payable and accrued liabilities	23,069	11,694
Tax liability	24,212	24,212
Total liabilities	604,060	611,394
Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	58	—
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 and 37,099,209 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	373	371
Additional paid-in capital	494,802	353,861
Cumulative distributions in excess of net income	(72,043)	(48,744)
Total stockholders’ equity	423,190	305,488
Total liabilities and stockholders’ equity	$1,027,250	$916,882

9

SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income	$20,716	$15,554
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,726	22,356
Non-cash interest income adjustments	29	18
Amortization of deferred financing costs	2,395	1,917
Stock-based compensation expense	5,209	5,749
Amortization of premium	(535)	(151)
Loss on extinguishment of debt	858	703
Straight-line rental income adjustments	(10,836)	(2,857)
Change in fair value of contingent consideration	600	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,494)	116
Accounts payable and accrued liabilities	10,413	7,211
Restricted cash	(2,870)	(2,714)

Net cash provided by operating activities	49,211	47,902

Cash flows from investing activities:
Acquisitions of real estate	(6,175)	(98,050)
Origination of loans receivable	(26,393)	(22,111)
Preferred equity investment	(6,624)	—
Additions to real estate	(388)	(1,039)
Net proceeds from the sale of real estate	2,208	—

Net cash used in investing activities	(37,372)	(121,200)

Cash flows from financing activities:
Proceeds from issuance of senior unsecured notes	200,000	106,000
Principal payments on senior unsecured notes	(113,750)	—
Proceeds from secured revolving credit facility	—	42,500
Payments on secured revolving credit facility	(92,500)	(42,500)
Proceeds from mortgage notes	—	35,829
Principal payments on mortgage notes	(10,081)	(36,701)
Payments of deferred financing costs	(8,598)	(7,045)
Issuance of preferred stock	138,257	—
Issuance of common stock	(2,950)	144
Dividends paid on common and preferred stock	(42,677)	(36,702)

Net cash provided by financing activities	67,701	61,525

Net increase (decrease) in cash and cash equivalents	79,540	(11,773)
Cash and cash equivalents, beginning of period	17,101	42,250

Cash and cash equivalents, end of period	$96,641	$30,477

Supplemental disclosure of cash flow information:
Interest paid	$21,937	$17,116

10

SABRA HEALTH CARE REIT, INC.
RECONCILIATIONS OF EBITDA, ADJUSTED EBITDA, FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO, ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$11,821	$5,226	$20,716	$15,554
Interest expense	9,739	9,085	29,884	24,681
Depreciation and amortization	8,258	7,496	24,726	22,356
EBITDA	$29,818	$21,807	$75,326	$62,591

Loss on extinguishment of debt	351	453	10,101	703
Change in fair value of contingent consideration	(300)	—	600	—
Adjusted EBITDA	$29,869	$22,260	$86,027	$63,294

Net income attributable to common stockholders	$9,242	$5,226	$15,310	$15,554
Add:
Depreciation of real estate assets	8,258	7,496	24,726	22,356
Funds from Operations (FFO)	$17,500	$12,722	$40,036	$37,910

Loss on extinguishment of debt	351	453	10,101	703
Additional interest on 2018 Notes	—	—	770	—
Normalized FFO	$17,851	$13,175	$50,907	$38,613

FFO	$17,500	$12,722	$40,036	$37,910
Acquisition pursuit costs	281	367	707	1,239
Stock-based compensation expense	1,276	1,907	5,209	5,749
Straight-line rental income adjustments	(3,536)	(1,167)	(10,836)	(2,857)
Amortization of deferred financing costs	806	720	2,395	1,917
Amortization of debt premiums	(134)	(143)	(535)	(151)
Change in fair value of contingent consideration	(300)	—	600	—
Non-cash portion of loss on extinguishment of debt	351	453	859	703
Non-cash interest income adjustments	17	9	29	18
Adjusted Funds from Operations (AFFO)	$16,261	$14,868	$38,464	$44,528

Cash portion of loss on extinguishment of debt	—	—	9,242	—
Additional interest on 2018 Notes	—	—	770	—
Normalized AFFO	$16,261	$14,868	$48,476	$44,528

Net income per diluted common share	$0.24	$0.14	$0.41	$0.42

FFO per diluted common share	$0.46	$0.34	$1.06	$1.02

Normalized FFO per diluted common share	$0.47	$0.35	$1.35	$1.04

AFFO per diluted common share	$0.43	$0.39	$1.01	$1.18

Normalized AFFO per diluted common share	$0.43	$0.39	$1.27	$1.18

Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	37,828,573	37,465,114	37,777,458	37,276,013
AFFO and Normalized AFFO	38,065,299	37,748,716	38,067,386	37,660,657

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

This press release includes the non-GAAP financial measures of Adjusted EBITDA, FFO, Normalized FFO, AFFO, Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share, which are reconciled to net income attributable to common stockholders, which we believe is the most comparable GAAP measure. We believe that the use of FFO, AFFO, Normalized FFO and Normalized AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.
Adjusted EBITDA. The Company uses EBITDA (defined below), adjusted to exclude losses on extinguishment of debt and changes in fair value of contingent consideration ("Adjusted EBITDA"), a non-GAAP financial measure, as a measure of operating performance. By excluding interest expense and losses on extinguishment of debt, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. The Company believes investors should consider Adjusted EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance, to improve their understanding of the Company’s operating results, and to make more meaningful comparisons of its performance between periods and against other companies. Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. Adjusted EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Adjusted EBITDA does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of Adjusted EBITDA may not be comparable to similar measures reported by other companies.
EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company uses EBITDA to measure both its operating performance and liquidity. By excluding interest expense, EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt. The Company believes investors should consider EBITDA in conjunction with net income attributable to common stockholders (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income, net income attributable to common stockholders or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.
EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives EBITDAR and other information from its operators/tenants and relevant guarantors and utilizes EBITDAR as a supplemental measure of their ability to generate sufficient liquidity to meet related obligations to the Company. All facility and tenant financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and is presented one quarter in arrears. The Company includes EBITDAR with respect to a property if the property was operated at any time during the period presented subject to a lease with the Company. EBITDAR for facilities with new tenants/operators are only included in periods subsequent to the Company's acquisition of the facilities. EBITDAR excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDAR Coverage. EBITDAR for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent for all of our facilities. EBITDAR Coverage is a supplemental measure of an operator/tenant's ability to meet their cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM. Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which vary based on operator/tenant and its operating structure. All facility financial performance data is derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company. All such data is presented one quarter in arrears.

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DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

The Company includes EBITDARM for a property if it was operated at any time during the period presented subject to a lease with the Company. EBITDARM for facilities with new tenants/operators are only included in periods subsequent to our acquisition of the facilities. EBITDARM excludes the impact of strategic disposition candidates and facilities held for sale.
EBITDARM Coverage. EBITDARM for the trailing 3 and 12 month periods prior to and including the period presented divided by the same period cash rent. EBITDARM coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. All facility and tenant data are derived solely from information provided by operators/tenants and relevant guarantors without independent verification by the Company and are only included for stabilized properties. All such data is presented one quarter in arrears and excludes the impact of strategic disposition candidates and facilities held for sale.
Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”). The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and Adjusted Funds from Operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. AFFO is defined as FFO excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for AFFO, by excluding non-cash revenues (including, but not limited to, straight-line rental income adjustments and non-cash interest income adjustments), non-cash expenses (including, but not limited to, stock-based compensation expense, amortization of deferred financing costs and amortization of debt discounts and premiums) and acquisition pursuit costs, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company.
Normalized FFO and AFFO. Normalized FFO represents FFO adjusted for non-recurring income and expenses. Normalized AFFO represents AFFO adjusted for one-time start-up costs and non-recurring income and expenses. The Company considers normalized FFO and AFFO to be a useful measure to evaluate the Company’s operating results excluding start-up costs and non-recurring income and expenses. Normalized FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor does it purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of normalized FFO and AFFO may not be comparable to normalized FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or normalized FFO and normalized AFFO differently from the Company.

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